UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015

CONGAREE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-52592	20-3863936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1201 Knox Abbott Drive, Cayce, South Carolina

(Address of principal executive offices)

29033
(Zip Code)

(803) 794-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02(b). Departure of Directors or Certain Officers.

On September 2, 2015, Charlie T. Lovering, Jr., age 47, Chief Financial Officer and Director of Congaree Bancshares, Inc. (the “Company”) and Congaree State Bank (the “Bank”), notified the Company’s board of directors of his intention to resign from his position as a member of the Company’s and the Bank’s Board of Directors, effective September 2, 2015. Mr. Lovering’s decision to resign from the Board of Directors was for personal reasons and did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Mr. Lovering remains employed by the Company and the Bank as an Executive Vice President and Chief Financial Officer and Principal Financial Officer following his resignation as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

Dated: September 2, 2015	By:	/s/ Charles A. Kirby
	Name:	Charles A. Kirby
	Title:	CEO